UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

FORETHOUGHT VARIABLE INSURANCE TRUST
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FORETHOUGHT VARIABLE INSURANCE TRUST

(the “Portfolios”)

SPECIAL MEETING OF SHAREHOLDERS

MONDAY, NOVEMBER 23, 2020

IMPORTANT INFORMATION
PLEASE VOTE PROMPTLY

VOTING IS QUICK AND EASY

Dear Contract Owner:

We recently sent you proxy materials concerning important proposals regarding your investment in one or more of the Portfolios, which will be considered at the Special Meeting of Shareholders to be held virtually on Monday, November 23, 2020 at 9:30 a.m. (Eastern time). This letter has been sent to you because you held shares in one or more of the Portfolios on the record date and we have not received your vote.

Your vote is critical to this process. Please vote prior to the Special Meeting on November 23, 2020. The Portfolios’ Board of Trustees recommends that you vote “For” the proposals as described in the Proxy Statement that was previously sent to you.

The Proxy Statement is also available on the Internet at https://www.proxy-direct.com/gaf-31613.

Thank you for your prompt attention to this matter. If you have already voted, we appreciate your participation.

Sarah M. Patterson

Secretary

Forethought Variable Insurance Trust

Read the enclosed materials and
vote by one of these three options:

Vote Online Visit the website noted on the enclosed voting instruction card and follow the instructions.	Vote by Mail Mail your signed voting instruction card in the postage-paid envelope.

Vote by Phone Call the toll-free number printed on the enclosed voting instruction card and follow the automated instructions. This number is available 7 days a week, 24 hours a day.